Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

JACK COOPER HOLDINGS CORP.

SEE TABLE OF ADDITIONAL REGISTRANTS ON FOLLOWING PAGE

(Issuer with respect to the Securities)

Delaware	26-4822446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

9.25% Senior Secured Notes Due 2020

Guarantees of 9.25% Senior Secured Notes Due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its Charter*                                       State or other

Jurisdiction of

Incorporation or

Organization                    I.R.S.

Employee

Identification

Number

Jack Cooper Specialized Transport, Inc.	Delaware	45 3178881

Auto Export Shipping, Inc.	New Jersey	22 3641346

Axis Logistic Services, Inc.	Delaware	46 4212904

Jack Cooper CT Services, Inc.	Delaware	46 4213523

Jack Cooper Rail and Shuttle, Inc.	Delaware	46 4217801

Auto Handling Corporation	Delaware	73 0934011

Jack Cooper Logistics, LLC	Delaware	27 4023433

Jack Cooper Transport Company, Inc.	Delaware	73 0493030

Pacific Motor Trucking Company	Missouri	73 1327203

*                                         The address of the principal executive offices of all of the registrants is 1100 Walnut Street, Suite 2400, Kansas City, Missouri 64106.

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.         A copy of the Articles of Association of the Trustee.*

2.         A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.         A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.         A copy of the existing bylaws of the Trustee.**

5.         A copy of each Indenture referred to in Item 4.  Not applicable.

6.         The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.         Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 31st of March, 2016.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 31, 2016

By:	/s/ Raymond S. Haverstock
Raymond S. Havertock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2015

($000’s)

12/31/2015
Assets
Cash and Balances Due From	$11,116,460
Depository Institutions
Securities	105,221,515
Federal Funds	66,242
Loans & Lease Financing Receivables	259,137,459
Fixed Assets	4,356,531
Intangible Assets	13,140,000
Other Assets	24,420,027
Total Assets	$417,458,234

Liabilities
Deposits	$310,443,288
Fed Funds	1,617,316
Treasury Demand Notes	0
Trading Liabilities	989,983
Other Borrowed Money	46,198,790
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	12,012,892
Total Liabilities	$374,412,269

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,904,230
Minority Interest in Subsidiaries	857,135
Total Equity Capital	$43,045,965

Total Liabilities and Equity Capital	$417,458,234